FLUOR CORPORATION
                        DEFERRED DIRECTORS' FEES PROGRAM
                       (as amended through July 31, 1992)

     PURPOSE

     To provide non-employee directors of Fluor Corporation with a means of minimizing their current tax burden, while providing funds for expenses subsequent to retirement.



     ELIGIBILITY



     Directors of Fluor Corporation entitled to directors' fees.



     LIMITATIONS



     The amount of directors' fees for meetings in any calendar year to be deferred must be specified by the director in writing to Fluor

     Corporation no later than December 31 of the prior calendar year,

     either as a fixed dollar amount or as a percentage of (i) such fees or of (ii) the retainer portion or (iii) the meeting portion of such fees.  The amount or percentage so specified is irrevocable for that calendar year, and will be effective for all subsequent calendar years unless and until a new amount or percentage is similarly specified to

     be effective prospectively.   The amount so deferred is an offset

     against, and in any event cannot exceed the amount of, the directors'

     fees, if any, for that calendar year otherwise payable to the director.


     ADJUSTMENT FACTOR


     Amounts deferred under this Program will be subject to an Adjustment

     Factor in accordance with the



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     provisions of the Deferred Directors' Fees Program Financial Procedure,

     a copy of which is attached hereto and made a part hereof.



     PAYMENT



     Payment of amounts deferred under this Program will be made in accordance with the provisions of said Deferred Directors' Fees

     Program Financial Procedure.



     CLAIMS PROCEDURE



     The Executive Compensation Committee of Fluor Corporation shall establish and maintain procedures for the filing of claims for benefits under this Program and for the review of the denial of any such claims and said Committee is hereby designated as the fiduciary of this Program to which appeals of claim denials shall be submitted for review.












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                        DEFERRED DIRECTORS' FEES PROGRAM

                               FINANCIAL PROCEDURE



     PURPOSE



     To provide guidelines for accounting for amounts deferred under the

     Fluor Corporation Deferred Directors' Fees Program, including the calculation and recording of applicable Adjustment Factors and determination of the time and manner of payment of Participant's

     Accounts.



     DEFINITIONS



     1.   "Adjustment Factor" - The Interest Factor or the Stock Value

          Factor, as applicable.



     2.   "Interest Factor" - For deferred amounts otherwise payable prior to January 1, 1986, the higher of either the weighted average interest rate paid by Fluor Corporation on its average borrowings or the weighted average interest rate earned by Fluor Corporation on its investments of excess cash in short term investments.  For deferred amounts otherwise payable on or after January 1, 1986,

          the rate to be used in calculating the Interest Factor shall be established from time to time by resolution of the Executive

          Committee of Fluor Corporation.  The applicable Interest Factor will be calculated quarterly and maintained by and will be available from Corporate Finance.



     3.   "Beneficiary" - The beneficiary designated by the Participant on the form provided by Fluor Corporation or, in the absence of any designation, the administrator or executor of the Participant's estate.  To the extent required by applicable state law, such beneficiary designation


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          shall require the written consent of the Participant's spouse.


     4.   "Fiscal Year" - The twelve month period ending October 31.



     5.   "Participant" - Each Director electing to participate under the

          Program.



     6.   "Participant's  Account" - The account to which each amount originally deferred in a Fiscal Year shall be credited and which reflects each Participant's aggregate deferred amounts and

          Adjustment Factors.



     7.   "Stock Value Factor" - The Adjustment Factor provided for in

          Procedure paragraph 3.



     8.   "Termination of Service" - Termination of the status of director of Fluor Corporation for any reason.



     PROCEDURE


     1.   General -



          (a)  The amount of directors' fees for meetings in any calendar year to be deferred must be specified by the Participant in writing to Fluor Corporation no later than December 31 of

               the prior calendar year, either as a fixed dollar amount or as a percentage of (i) such fees or of (ii) the retainer portion or (iii) the meeting portion of such fees.  The amount or

               percentage so specified is irrevocable for that calendar year,

               and shall be effective for all subsequent calendar years unless and until a new amount or percentage is similarly


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               specified to be effective prospectively.  The amount so deferred is an offset against, and in any event cannot exceed the amount of the directors' fees, if any, for that calendar year otherwise payable to the Participant.



          (b)  Each Participant shall, at the time of first electing deferral under the Program, indicate in writing to Fluor

               Corporation his election to have his Participant's Account adjusted either by the Interest Factor or the Stock Value

               Factor.  A Participant may at any time, but not more than

               once during any fiscal quarter, change his election as to

               the Adjustment Factor to be applied to all or any portion of his Participant's Account.  Such change in election shall be effective as of the beginning of the first fiscal quarter

               commencing after written notice of such change of election is received from the Participant.



          (c)  With respect to a Participant electing the Interest Factor,

               his Participant's Account shall be adjusted as set forth in

               Procedure paragraph 2.



          (d)  With respect to a Participant electing the Stock Value

               Factor, each amount originally deferred in a Fiscal Year

               shall be treated as having been invested in shares of Fluor common stock, calculated to the nearest one ten-thousandth of a share, at the per share closing price of Fluor common stock on the New York Stock Exchange on the day in which

               payment in cash otherwise (but for the election to defer)

               would have been made, and his Participant's Account shall be

               adjusted as set forth in Procedure paragraph 3.   Each such

               Participant's Account shall be expressed in dollar amounts and the "shadow" Fluor common shares as calculated above.



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          (e)  In January of each year, a statement, expressed in dollar amounts and in "shadow" shares, if applicable, of the status of his Participant's Account shall be furnished to each

               Participant.



     2.   With respect to Participants electing the Interest Factor, said

          Factor shall be calculated in the following manner:


          (a)  Interest will be accrued annually at the applicable Interest

               Factor.   Interest will be calculated on each Participant's

               balance of principal and interest as of the preceding Fiscal

               Year  end.  Each amount deferred in a Fiscal Year will begin to accrue interest from the first day of the month in which payment of the director's fees otherwise (but for the

               election to defer) would have been made.   Where the

               Participant changes his election of Adjustment Factor from the Stock Value Factor to the Interest Factor during the

               Fiscal Year then the amount of his Participant's Account  as to  which such a change in selection has been made shall

               begin to accrue interest from the date of such change.

               Where the Participant changes his election of Adjustment

               Factor from Interest Factor to the Stock Value Factor during any Fiscal Year, the interest will be accrued at the

               applicable Interest Factor up to the effective date of such change.



          (b)  In the event of a full or partial payment, the amount paid will bear interest through the last day of the preceding

               month at the applicable Interest Factor as determined on a year-to-date basis from the prior Fiscal Year end through

               the most recent fiscal quarter (i.e., a  payment made in

               September will include accrued interest through August  31 calculated using the applicable Interest Factor for the

               period October 31 through July 31).


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     3.   With respect to Participants electing the Stock Value Factor,

          said Factor shall be calculated in the following manner:



          (a)  There shall be credited to each Participant's account an amount equal, or shares or other property equivalent, as the case may be, to dividends or other distributions with

               respect to Fluor common stock at the time such dividends or other distributions are paid or made.  With respect to cash amounts so paid, such amounts shall be treated as having

               been invested in shares of Fluor common stock in accordance with the provisions of Procedure paragraph 1 (d).



          (b)  The  aggregate number of  "shadow" shares standing to a

               Participant's credit shall be valued at each Fiscal Year end at the per share closing price of Fluor common stock on the

               New York Stock Exchange ("Share Price")  at such Fiscal Year end,  and the  dollar amount  of each  Participant's Account shall  be adjusted at each  Fiscal Year end  to reflect such

               valuation.   Where  the  Participant changes  his Adjustment

               Factor from  the Interest Factor  to the Stock  Value Factor during  the Fiscal  Year, the  aggregate number  of "shadow"

               shares  shall be  increased as  of the  date of  such change based  upon the amount  of his  Participant's Account  as to which  such change  in election  has been  made and  the per

               Share Price as of the effective date of  such change.  Where the Participant changes his Adjustment Factor from the Stock

               Value Factor to the Interest Factor, the aggregate number of

               "shadow"  shares to  be  deducted from  his  credit and  the corresponding amount  to be credited to  the Interest Factor portion of his Participant's  Account shall be determined on the basis  of the Share Price  on the effective date  of the change.


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          (c)  In the  event  of  installment  payments  as  set  forth  in

               Procedure   paragraph   4,  the   Participant's  entitlement

               remaining  after  the  first  installment payment  shall  be treated  as having  been invested  in such  shares of  Fluor common  stock as  set  forth in  Procedure paragraph  1 (d).

               Such "shadow"  shares  shall  be valued  at  the  per  share closing  price of Fluor common  stock on the  New York Stock

               Exchange  on the  date  of that  installment  payment.   The

               remaining  entitlement  after  each  succeeding  installment payment shall likewise be treated as having been so invested and  shall  be  valued  in  accordance  with  the  foregoing provisions.



     4.   Payments under the Program shall be made as follows:



          (a)  Payment  in cash in one  lump sum or  in annual installments will  be at the sole  discretion of Fluor  Corporation.  The number  of installments will not exceed the lesser of ten or twice  the number  of years  for  which the  Participant has participated in the Program.



          (b)  If Termination of Service occurs from January 1 through June

               30,  the lump sum payment  or the first  installment will be paid no later than December 31 of the year of termination.



          (c)  If  Termination  of  Service  occurs  from  July  1  through

               December  31, the lump sum payment or the first installment,

               may be deferred at the discretion of Fluor Corporation until the January immediately following termination.



          (d)  If a Participant's entitlement  is paid in installments, the second installment payment will be paid during January of the year following the year in which the first installment was


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               paid  and  all  remaining  installments  will  be  paid

               annually in the month of January.



          (e)  In  the event  of  the  death  of  a  Participant  prior  to commencement  of any  payments  hereunder, payments  will be made  to his  Beneficiary in  accordance with  the foregoing

               provisions.   In the event  of the death  of the Participant

               after commencement  of benefit payments in  installments but prior to payment of his  entire entitlement, payment may  be made to his Beneficiary  in one lump sum or  by continuation of the installments at  the discretion of Fluor Corporation.

               In the event installments  continue to the Beneficiary, they will be subject to the appropriate Adjustment Factor as  set forth in Procedure paragraphs 2 and 3.



     5.   The  Corporate  Accounting  Department  of  Fluor Corporation  is

          responsible   for   developing   adequate   internal   accounting

          procedures for:



          (a)  Estimating the  aggregate directors' fees required  for each

               Fiscal Year and accruing that amount periodically during the year  by charging  directors' fees  expense and  crediting a directors' fees liability account.



          (b)  Transferring the deferred directors' fees (if directors have made  a timely election  to defer some  or all  of the fees)

               from the  directors' fees expense and  liability accounts to deferred directors' fees expense and liability accounts.



          (c)  Maintaining  individual  Participant's  Accounts   for  each

               director who  has elected deferral under the  Program.  Each such  account shall reflect amounts deferred, the applicable


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               Adjustment  Factor,  and  payment  to  each  Participant  or

               Beneficiary and shall thereby  provide detail to support the total deferred  directors' fees  liability reflected  in the general ledger.



          (d)  Accounting  for  the  Adjustment  Factors  by  charging   or

               crediting  interest expense  and charging  or crediting  the appropriate Participant's Account.



          (e)  Forwarding to  each Participant  in January  of each year  a statement of the status of his Participant's Account.



          (f)  Ensuring that payments to Participants under the Program are properly reported to the U.S. Internal Revenue Service (Form

               1099-NEC-Statement    for    Recipients    of    Nonemployee

               Compensation).



     NOTES FOR TAX ACCOUNTING



     1.   The  total  amount of  deferred  directors'  fees (including  the

          Adjustment  Factors) under  the  Program is  deductible by  Fluor

          Corporation, for income  tax purposes, only  upon payment to  the

          Participant or Beneficiary.



     2.   Prior  to distribution,  the total  deferred directors'  fees are carried  as a  prepaid  tax item  and  are netted  with  deferred liabilities on the balance sheet.



     3.   The liability for deferred income tax is developed from information provided in the quarterly tax


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          kits  supplied  by Corporate   Tax.    Tax  Form  3  contains  an

          analysis  of  the transactions  (amounts accrued,  Adjustment Factor and payments) affecting the deferred directors'  fees liability account for the period.



















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